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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 24, 2000 relating to the financial statements and financial statement schedules of Anubis Solutions, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
May 23, 2000